Exhibit 99.1

Allscripts announces third quarter of 2022 results

  Third quarter consolidated revenue of $152 million
  Third quarter consolidated operating profit up over 30% year-over-year
  Generated $42 million of cash flow from continuing operations in the quarter

CHICAGO--(BUSINESS WIRE)--November 3, 2022--Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) announced its financial results for the three and nine months ended September 30, 2022.

Third quarter 2022 Veradigm revenue was $145 million compared with $137 million in the third quarter of 2021. On a consolidated Allscripts basis third quarter 2022 revenue was $152 million compared with $145 million in the third quarter of 2021.

On a GAAP basis, Veradigm income from operations was $28 million in the third quarter of 2022 compared with $17 million in the third quarter of 2021. Veradigm Non-GAAP income from operations in the third quarter of 2022 was $34 million compared with $24 million in the third quarter of 2021. On a consolidated basis in the third quarter of 2022, GAAP income from operations was $25 million compared with income from operations in the third quarter of 2021 of $18 million. Non-GAAP income from operations in the third quarter of 2022 was $34 million compared with $26 million in the third quarter of 2021.

Veradigm Adjusted EBITDA totaled $44 million in the third quarter of 2022 compared with $35 million in the third quarter of 2021. On a consolidated basis Allscripts Adjusted EBITDA totaled $43 million in the third quarter of 2022 compared with $36 million in the third quarter of 2021.

Consolidated GAAP net income in the third quarter of 2022 totaled $15 million compared with income of $16 million in the third quarter of 2021. Non-GAAP net income in the third quarter of 2022 was $26 million compared with $27 million in the third quarter of 2021. Net income in 2021 benefited from a $12 million pretax gain related to the sale of our 2bPrecise business as well as two of our non-controlling investments.

Consolidated GAAP diluted earnings per share in the third quarter of 2022 and 2021 was $0.12. Non-GAAP diluted earnings per share in the third quarter of 2022 were $0.23 compared with $0.21 in the third quarter of 2021.

Stock repurchases totaled $34 million in the third quarter of 2022.

“Our unique business continued to drive unique results as we once again reported strong year-over-year growth in revenue, gross profit, Adjusted EBITDA, and free cash flow. These results come from our team executing on our goal to drive better outcomes for patients by delivering insights and efficiencies for our customers,” said Rick Poulton, Allscripts Chief Executive Officer.

2022 Financial Outlook(1)

Allscripts is affirming its prior annual outlook and currently expects to achieve:

  Veradigm revenue growth year-over-year between 6% to 7%
  Veradigm Adjusted EBITDA growth year-over-year between 10% to 15%
  Free cash flow from continuing operations between $110 million to $120 million.

Conference Call

Allscripts will conduct a conference call today, Thursday, November 3, 2022, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (210) 689-7817 (international) and requesting Conference ID # 13733727.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnote

(1)

In providing financial guidance, the company does not reconcile Adjusted EBITDA and free cash flow to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP operating income and operating cash flow such as depreciation and amortization expense, and transaction and other costs, any of which may be significant, are outside of its control and/or cannot be reasonably predicted. Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP financial measures, see the non-GAAP financial reconciliation tables in this release (Tables 4 through 10).

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, LinkedIn, and It Takes A Community: The Allscripts Blog.

© 2022 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our 2022 outlook, our profitability initiatives, our strategic priorities and our client outcomes. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “look forward,” “pipeline,” “aim” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance or events.

Certain factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to: our use of proceeds from the disposition of our Hospitals and Large Physician Practices Business; our ability to achieve the margin targets associated with our profitability initiatives within the contemplated time periods, if at all; the continued impact of the COVID-19 pandemic, including the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; the failure by Practice Fusion to comply with the terms of the settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; our ability to recover from third parties (including insurers) any amounts paid in connection with Practice Fusion’s settlement agreements with the DOJ and related inquiries; the expected financial results of businesses acquired by us; the successful integration of businesses acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our Enterprise Information Solutions business; other risks associated with investments and acquisitions; risks associated with disposition of the Hospitals and Large Physicians Practices Business, our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; risks associated with investments and acquisitions; the performance of our products; our ability to protect our intellectual property rights; the outcome of legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third-party technologies; risks related to global operations; variability of our quarterly operating results; risks related to our outstanding indebtedness; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; asset and long-term investment impairment charges; and inflationary pressures and macroeconomic volatility. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. We do not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in our business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$492.6	$132.5
Restricted cash	1.3	1.3
Accounts receivable, net	169.0	171.6
Contract assets	65.5	63.5
Prepaid expenses and other current assets	74.4	60.5
Current assets attributable to discontinued operations	8.0	331.9
Total current assets	$810.8	$761.3
Fixed assets, net	11.7	9.8
Software development costs, net	78.1	74.7
Intangible assets, net	145.3	149.7
Goodwill	523.9	506.6
Contract assets - long-term	28.0	28.2
Right-of-use assets - operating leases	14.5	18.3
Other assets	78.4	83.4
Long-term assets attributable to discontinued operations	$0.0	$793.2
Total assets	$1,690.7	$2,425.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12.6	$5.3
Accrued expenses	82.9	54.5
Accrued compensation and benefits	33.9	31.1
Deferred revenue	98.9	120.7
Current operating lease liabilities	6.2	6.1
Current liabilities attributable to discontinued operations	18.6	329.4
Total current liabilities	253.1	547.1
Long-term debt	200.3	350.1
Deferred revenue	3.1	1.8
Deferred taxes, net	8.1	16.6
Long-term operating lease liabilities	12.3	16.8
Other liabilities	36.8	33.8
Long-term liabilities attributable to discontinued operations	0.0	50.9
Total liabilities	$513.7	$1,017.1
Total stockholders’ equity	$1,177.0	$1,408.1
Total liabilities and stockholders’ equity	$1,690.7	$2,425.2

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Provider	$122.8	$118.2	$360.4	$345.3
Payer & Life Sciences	29.1	26.5	85.1	74.3
Total Revenue	151.9	144.7	445.5	419.6
Cost of revenue:
Provider	57.3	61.7	172.6	180.7
Payer & Life Sciences	11.2	13.4	36.5	38.0
Total cost of revenue	68.5	75.1	209.1	218.7
Gross profit	83.4	69.6	236.4	200.9
Selling, general and administrative expenses	32.5	27.4	133.7	87.7
Research and development	23.6	21.0	69.8	62.5
Asset impairment charges	0.0	0.4	0.0	0.6
Amortization of intangible and acquisition-related assets	2.2	2.4	6.6	7.2
Income (loss) from operations	25.1	18.4	26.3	42.9
Interest income (expense), net (a)	0.4	(3.6)	(3.5)	(9.6)
Other	(0.6)	12.6	0.8	29.8
Income (loss) before income taxes	24.9	27.4	23.6	63.1
Income tax (provision) benefit	(13.9)	(7.2)	9.1	(12.5)
Income (loss) from continuing operations, net of tax	11.0	20.2	32.7	50.6
Income (loss) from discontinued operations	(0.3)	(6.2)	(9.2)	(6.5)
Gain (loss) on sale of discontinued operations	5.1	0.0	7.9	0.6
Income tax (provision) from discontinued operations	(1.2)	2.1	(58.0)	2.4
Income (loss) from discontinued operations, net of tax	3.6	(4.1)	(59.3)	(3.5)
Net Income (loss)	$14.6	$16.1	($26.6)	$47.1

Diluted earnings per Common Share:
Income (loss) from continuing operations, net of tax	$11.0	$20.2	$32.7	$50.6
Plus: Interest expense, net of tax[1]	$0.5	$0.0	$1.5	$0.0
Income (loss) from continuing operations[2]	11.5	20.2	34.2	50.6
Income (loss) from discontinued operations, net of tax	3.6	(4.1)	(59.3)	(3.5)
Net Income (loss)[2]	$15.1	$16.1	($25.1)	$47.1

Income (loss) from continuing operations per share - basic	$0.10	$0.16	$0.29	$0.38
Income (loss) from discontinued operations per share - basic	$0.03	($0.03)	($0.52)	($0.03)
Income (loss) per share - basic	$0.13	$0.13	($0.23)	$0.35
Income (loss) from continuing operations per share - diluted[2]	$0.09	$0.15	$0.25	$0.36
Income (loss) from discontinued operations per share - diluted	$0.03	($0.03)	($0.44)	($0.03)
Income (loss) per share - diluted[2]	$0.12	$0.12	($0.19)	$0.33

Weighted average common shares outstanding:
Basic	110.2	123.9	113.4	133.5
Diluted	128.9	131.4	134.3	142.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

(a) Interest expense, net
Interest expense	(0.9)	(1.8)	(3.5)	(4.1)
Interest income	1.7	0.1	1.8	0.2
Non-cash charges to interest expense	(0.4)	(1.9)	(1.8)	(5.7)
Interest expense, net	$0.4	($3.6)	($3.5)	($9.6)

[1]Associated with 0.875% Convertible Senior Notes
[2]Net of tax after the effect of assumed conversions of convertible notes

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$14.6	$16.1	($26.6)	$47.1
Less: Income(loss) from discontinued operations	3.6	(4.1)	(59.3)	(3.5)
Income (loss) from continuing operations	$11.0	$20.2	$32.7	$50.6
Non-cash adjustments to net income (loss):
Depreciation and amortization	13.8	16.1	42.3	49.0
Non-cash lease expense, net	(0.1)	(3.2)	(5.3)	(8.8)
Stock-based compensation expense	4.6	4.0	19.9	8.8
Deferred Taxes	(2.5)	(1.3)	(3.0)	4.5
Impairment of assets and long-term investments	0.0	0.3	0.0	0.5
Gain on sale of businesses, net	0.0	(8.4)	0.0	(8.4)
Other (income) loss, net	0.7	(4.1)	0.0	(4.0)
Total non-cash adjustments to net income (loss)	16.5	3.4	53.9	41.6
Cash impact of changes in operating assets and liabilities:
Assets	63.0	(30.0)	102.0	(22.7)
Liabilities	(48.1)	16.7	(69.6)	29.0
Total cash impact of changes on operating assets and liabilities	14.9	(13.3)	32.4	6.3
Net cash provided by (used in) operating activities - continuing operations	42.4	10.3	119.0	98.5
Net cash provided by (used in) operating activities - discontinued operations	(14.2)	45.6	(23.2)	(239.0)
Net cash provided by (used in) operating activities	28.2	55.9	95.8	(140.5)
Cash flows from investing activities:
Capital expenditures	(0.3)	(0.9)	(1.9)	(1.1)
Capitalized software	(7.9)	(9.9)	(26.2)	(26.6)
Cash paid for business acquisitions, net of cash acquired	0.0	0.0	(24.1)	0.0
Sale of businesses, other investments and distributions received[1]	0.0	1.2	672.5	5.4
Purchases of equity securities, other investments and intangible assets, net	(1.0)	0.0	(1.3)	(0.2)
Cash provided by (used in) investing activities - continuing operations	(9.2)	(9.6)	619.0	(22.5)
Cash provided by (used in) investing activities - discontinued operations	(0.1)	(10.8)	(15.3)	(32.4)
Net cash provided by (used in) investing activities	(9.3)	(20.4)	603.7	(54.9)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(4.8)	(0.1)	(32.7)	(12.7)
Credit facility payments	0.0	(50.0)	(200.0)	(50.0)
Credit facility borrowings, net of issuance costs	0.0	0.0	22.3	250.0
Repurchase of common stock	(33.6)	0.1	(177.0)	(308.9)
Intercompany to/from parent/subsidiaries	0.0	42.3	11.7	47.3
Payment of acquisition and other financing obligations	(0.1)	0.0	0.0	(2.4)
Net cash provided by (used in) financing activities - continuing operations	(38.5)	(7.7)	(375.7)	(76.7)
Net cash provided by (used in) financing activities - discontinued operations	0.0	(42.3)	(11.7)	(48.6)
Net cash provided by (used in) financing activities	(38.5)	(50.0)	(387.4)	(125.3)
Effect of exchange rate changes on cash and cash equivalents	0.0	(0.6)	(0.7)	(0.5)
Net increase (decrease) in cash and cash equivalents	(19.6)	(15.1)	311.4	(321.2)
Cash, cash equivalents and restricted cash, beginning of period	521.5	231.4	190.5	537.5
Cash, cash equivalents and restricted cash, end of period	$501.9	$216.3	$501.9	$216.3
Less: Cash and cash equivalents attributable to discontinued operations	($8.0)	($72.7)	($8.0)	($72.7)
Cash, cash equivalents and restricted cash, end of period, continuing operations	$493.9	$143.6	$493.9	$143.6

[1]Other investments are net of cash divested

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit, as reported	$83.4	$69.6	$236.4	$200.9
Acquisition-related amortization	1.8	1.7	5.1	5.3
Stock-based compensation expense	0.3	0.3	0.9	0.9
Total non-GAAP gross profit	$85.5	$71.6	$242.4	$207.1

Income (loss) from operations, as reported	$25.1	$18.4	$26.3	$42.9
Acquisition-related amortization	3.9	4.1	11.7	12.5
Stock-based compensation expense	4.7	3.1	20.8	10.5
Transaction and other	0.0	0.0	27.9	0.0
Total non-GAAP income from operations	$33.7	$25.6	$86.7	$65.9

Net Income (loss)[1]	$15.1	$16.1	($25.1)	$47.1
Loss (income) from discontinued operations	0.3	6.2	9.2	6.5
(Gain) on sale of business, net from discontinued operations	(5.1)	0.0	(7.9)	(0.6)
Income tax provision from discontinued operations	1.2	(2.1)	58.0	(2.4)
Income (loss) from continuing operations[1]	$11.5	$20.2	$34.2	$50.6
Less: Interest expense, net of tax[2]	(0.5)	0.0	(1.5)	0.0
Income (loss) from continuing operations, net of tax	$11.0	$20.2	$32.7	$50.6
Acquisition-related amortization	3.9	4.1	11.7	12.5
Stock-based compensation expense	4.7	3.2	20.8	10.5
Transaction and other	0.0	0.0	28.0	0.2
Non-cash charges to interest expense and other	0.0	1.3	0.0	(1.1)
Tax rate alignment	5.9	(1.5)	(29.4)	(8.0)
Non-GAAP net income	$25.5	$27.4	$63.8	$64.7

Non-GAAP effective tax rate	24%	24%	24%	24%

Weighted shares outstanding - basic	110.2	123.9	113.4	133.5
Weighted shares outstanding - diluted	128.9	131.4	134.3	142.1
Less the net effect of convertible notes and note hedges	(15.6)	(2.8)	(15.0)	(2.9)
Non-GAAP Weighted shares outstanding - diluted	113.3	128.6	119.3	139.2

Net Income (loss) from continuing operations per share - diluted[1]	$0.12	$0.12	($0.19)	$0.33
Non-GAAP Net Income (loss) per share - diluted	$0.23	$0.21	$0.53	$0.46

[1]Net of tax after the effect of assumed conversions of convertible notes
[2]Associated with 0.875% Convertible Senior Notes

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income (loss) from operations, as reported	$25.1	$18.4	$26.3	$42.9
Plus:
Depreciation and amortization	13.4	14.3	40.5	43.6
Asset impairment charges	0.0	0.4	0.0	0.6
Stock-based compensation expense	4.7	3.1	20.8	10.5
Transaction and other	0.0	0.0	27.9	0.0
Adjusted EBITDA	$43.2	$36.2	$115.5	$97.6

Adjusted EBITDA margin (a)	28.4%	25.0%	25.9%	23.3%

(a) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities - continuing operations	$42.4	$10.3	$119.0	$98.5
Cash flows from investing activities:
Capital expenditures	(0.3)	(0.9)	(1.9)	(1.1)
Capitalized software	(7.9)	(9.9)	(26.2)	(26.6)
Free cash flow	$34.2	($0.5)	$90.9	$70.8

Table 7
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information from Continuing Operations - Segment Details
(In millions)
(unaudited)

	2021					2022
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total

Total Veradigm, Non-GAAP
Revenue, GAAP	126.4	133.4	137.2	155.2	552.2	136.3	144.6	145.4	426.3
Gross profit	60.7	65.7	67.7	86.7	280.8	71.1	77.4	80.8	229.3
Gross margin	48.0%	49.3%	49.3%	55.9%	50.9%	52.2%	53.5%	55.6%	53.8%
Income from operations	19.0	25.2	24.2	42.4	110.8	25.5	30.3	34.3	90.1
Adjusted EBITDA	28.4	35.3	34.5	51.9	150.1	35.2	39.8	43.7	118.7
Adjusted EBITDA margin	22.5%	26.5%	25.1%	33.4%	27.2%	25.8%	27.5%	30.1%	27.8%
Unallocated, Non-GAAP
Revenue, GAAP	7.3	7.8	7.5	6.0	28.6	6.4	6.3	6.5	19.2
Gross Profit	4.3	4.8	3.9	3.3	16.3	4.3	4.1	4.7	13.1
Gross margin	58.9%	61.5%	52.0%	55.0%	57.0%	67.2%	65.1%	72.3%	68.2%
Income from operations	(3.1)	(0.8)	1.4	6.3	3.8	(1.6)	(1.2)	(0.6)	(3.4)
Adjusted EBITDA	(2.2)	0.0	1.7	6.3	5.8	(1.5)	(1.2)	(0.5)	(3.2)
Total Allscripts Consolidated, Non-GAAP
Revenue, GAAP	133.7	141.2	144.7	161.2	580.8	142.7	150.9	151.9	445.5
Gross profit	65.0	70.5	71.6	90.0	297.1	75.4	81.5	85.5	242.4
Gross margin	48.6%	49.9%	49.5%	55.8%	51.2%	52.8%	54.0%	56.3%	54.4%
Income from operations	15.9	24.4	25.6	48.7	114.6	23.9	29.1	33.7	86.7
Adjusted EBITDA	26.2	35.3	36.2	58.2	155.9	33.7	38.6	43.2	115.5
Adjusted EBITDA margin	19.6%	25.0%	25.0%	36.1%	26.8%	23.6%	25.6%	28.4%	25.9%

	2021					2022
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Allscripts Consolidated Bookings, Non-GAAP
Total contract value	70.4	85.4	61.6	83.5	300.9	64.8	106.8	58.0	229.6
First year contract value	33.8	38.3	31.9	41.9	145.9	28.9	48.7	32.0	109.6

Table 8
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information Reconciliation - Segment Details
(In millions)
(unaudited)

	2021					2022
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Total Veradigm

Revenue, GAAP	$126.4	$133.4	$137.2	$155.2	$552.2	$136.3	$144.6	$145.4	$426.3

Gross profit, GAAP	$58.6	$63.6	$65.7	$84.6	$272.5	$69.2	$75.4	$78.8	$223.4
Acquisition-related amortization	1.8	1.8	1.7	1.8	7.1	1.6	1.7	1.8	5.1
Stock-based compensation expense	0.3	0.3	0.3	0.3	1.2	0.3	0.3	0.2	0.8
Non-GAAP Gross profit	$60.7	$65.7	$67.7	$86.7	$280.8	$71.1	$77.4	$80.8	$229.3

Income (loss) from operations, GAAP	$11.4	$17.9	$16.9	$35.2	$81.4	$18.1	$24.0	$27.7	$69.8
Acquisition-related amortization	4.2	4.2	4.1	3.9	16.4	3.8	4.0	3.9	11.7
Stock-based compensation expense	3.4	3.1	3.2	3.3	13.0	3.6	2.3	2.7	8.6
Transaction and other	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Non-GAAP Income (loss) from operations	$19.0	$25.2	$24.2	$42.4	$110.8	$25.5	$30.3	$34.3	$90.1

Asset Impairment Charges	0.0	0.2	0.4	0.0	0.6	0.0	0.0	0.0	0.0
Depreciation and amortization	9.4	9.9	9.9	9.5	38.7	9.7	9.5	9.4	28.6
Adjusted EBITDA	$28.4	$35.3	$34.5	$51.9	$150.1	$35.2	$39.8	$43.7	$118.7

Unallocated

Revenue, GAAP	$7.3	$7.8	$7.5	$6.0	$28.6	$6.4	$6.3	$6.5	$19.2

Gross Profit, GAAP	$4.3	$4.8	$3.9	$3.3	$16.3	$4.3	$4.1	$4.6	$13.0
Stock-based compensation expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1
Non-GAAP Gross Profit	$4.3	$4.8	$3.9	$3.3	$16.3	$4.3	$4.1	$4.7	$13.1

Income (loss) from operations, GAAP	($3.7)	($1.1)	$1.5	$6.4	$2.9	($11.5)	($29.4)	($2.6)	($43.5)
Stock-based compensation expense	0.6	0.3	(0.1)	(0.1)	0.9	3.3	6.9	2.0	12.2
Transaction and other	0.0	0.0	0.0	0.0	0.0	6.6	21.3	0.0	27.9
Non-GAAP Income (loss) from operations	($3.1)	($0.8)	$1.4	$6.3	$3.8	($1.6)	($1.2)	($0.6)	($3.4)

Depreciation and amortization	0.9	0.8	0.3	0.0	2.0	0.1	0.0	0.1	0.2
Adjusted EBITDA	($2.2)	$0.0	$1.7	$6.3	$5.8	($1.5)	($1.2)	($0.5)	($3.2)

Table 9
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information from Continuing Operations - Revenue and Gross Profit Details
(In millions)
(unaudited)

	2021					2022
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Veradigm Provider, Non-GAAP
Revenue, GAAP	103.9	108.1	110.7	126.3	449.0	112.3	112.6	116.3	341.2
Gross profit	49.8	52.4	54.2	70.6	227.0	58.8	58.0	62.3	179.1
Gross margin	47.9%	48.5%	49.0%	55.9%	50.6%	52.4%	51.5%	53.6%	52.5%

Veradigm Payer & Life Sciences, Non-GAAP
Revenue, GAAP	22.5	25.3	26.5	28.9	103.2	24.0	32.0	29.1	85.1
Gross Profit	10.9	13.3	13.5	16.1	53.8	12.3	19.4	18.5	50.2
Gross Margin	48.4%	52.6%	50.9%	55.7%	52.1%	51.3%	60.6%	63.6%	59.0%

Total Veradigm, Non-GAAP
Revenue, GAAP	126.4	133.4	137.2	155.2	552.2	136.3	144.6	145.4	426.3
Gross profit	60.7	65.7	67.7	86.7	280.8	71.1	77.4	80.8	229.3
Gross margin	48.0%	49.3%	49.3%	55.9%	50.9%	52.2%	53.5%	55.6%	53.8%

Allscripts Consolidated Provider, Non-GAAP
Revenue, GAAP	111.2	115.9	118.2	132.3	477.6	118.7	118.9	122.8	360.4
Gross profit	54.1	57.2	58.1	73.9	243.3	63.1	62.1	67.0	192.2
Gross margin	48.7%	49.4%	49.2%	55.9%	50.9%	53.2%	52.2%	54.6%	53.3%

Allscripts Consolidated Payer & Life Sciences, Non-GAAP
Revenue, GAAP	22.5	25.3	26.5	28.9	103.2	24.0	32.0	29.1	85.1
Gross Profit	10.9	13.3	13.5	16.1	53.8	12.3	19.4	18.5	50.2
Gross Margin	48.4%	52.6%	50.9%	55.7%	52.1%	51.3%	60.6%	63.6%	59.0%

Total Allscripts Consolidated, Non-GAAP
Revenue, GAAP	133.7	141.2	144.7	161.2	580.8	142.7	150.9	151.9	445.5
Gross profit	65.0	70.5	71.6	90.0	297.1	75.4	81.5	85.5	242.4
Gross margin	48.6%	49.9%	49.5%	55.8%	51.2%	52.8%	54.0%	56.3%	54.4%

Table 10
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information Reconciliation - Revenue and Gross Profit Details
(In millions)
(unaudited)

	2021					2022
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Veradigm Provider
Gross profit, GAAP	$48.2	$50.8	$52.6	$69.0	$220.6	$57.4	$56.5	$60.9	$174.8
Acquisition-related amortization	1.3	1.3	1.3	1.3	5.2	1.1	1.2	1.2	3.5
Stock-based compensation expense	0.3	0.3	0.3	0.3	1.2	0.3	0.3	0.2	0.8
Non-GAAP Gross profit	$49.8	$52.4	$54.2	$70.6	$227.0	$58.8	$58.0	$62.3	$179.1

Veradigm Payer & Life Sciences
Gross profit, GAAP	$10.4	$12.8	$13.1	$15.6	$51.9	$11.8	$18.9	$17.9	$48.6
Acquisition-related amortization	0.5	0.5	0.4	0.5	1.9	0.5	0.5	0.6	1.6
Stock-based compensation expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Non-GAAP Gross profit	$10.9	$13.3	$13.5	$16.1	$53.8	$12.3	$19.4	$18.5	$50.2

Total Veradigm
Gross profit, GAAP	$58.6	$63.6	$65.7	$84.6	$272.5	$69.2	$75.4	$78.8	$223.4
Acquisition-related amortization	1.8	1.8	1.7	1.8	7.1	1.6	1.7	1.8	5.1
Stock-based compensation expense	0.3	0.3	0.3	0.3	1.2	0.3	0.3	0.2	0.8
Non-GAAP Gross profit	$60.7	$65.7	$67.7	$86.7	$280.8	$71.1	$77.4	$80.8	$229.3

Allscripts Consolidated Provider
Gross profit, GAAP	$52.5	$55.6	$56.5	$72.3	$236.9	$61.7	$60.6	$65.5	$187.8
Acquisition-related amortization	1.3	1.3	1.3	1.3	5.2	1.1	1.2	1.2	3.5
Stock-based compensation expense	0.3	0.3	0.3	0.3	1.2	0.3	0.3	0.3	0.9
Non-GAAP Gross profit	$54.1	$57.2	$58.1	$73.9	$243.3	$63.1	$62.1	$67.0	$192.2

Allscripts Consolidated Payer & Life Sciences
Gross profit, GAAP	$10.4	$12.8	$13.1	$15.6	$51.9	$11.8	$18.9	$17.9	$48.6
Acquisition-related amortization	0.5	0.5	0.4	0.5	1.9	0.5	0.5	0.6	1.6
Stock-based compensation expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Non-GAAP Gross profit	$10.9	$13.3	$13.5	$16.1	$53.8	$12.3	$19.4	$18.5	$50.2

Total Allscripts Consolidated
Gross profit, GAAP	$62.9	$68.4	$69.6	$87.9	$288.8	$73.5	$79.5	$83.4	$236.4
Acquisition-related amortization	1.8	1.8	1.7	1.8	7.1	1.6	1.7	1.8	5.1
Stock-based compensation expense	0.3	0.3	0.3	0.3	1.2	0.3	0.3	0.3	0.9
Non-GAAP Gross profit	$65.0	$70.5	$71.6	$90.0	$297.1	$75.4	$81.5	$85.5	$242.4

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents non-GAAP bookings, gross profit, gross margin, income from operations, Adjusted EBITDA, Adjusted EBITDA margin, effective income tax rate, net income, diluted earnings per share and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures are presented below:

  Non-GAAP bookings consists of total contract value which reflects the value of executed contracts for software, hardware, maintenance, and other client services on a continuing operations basis. First year contract value, a subset of total contract value, reflects the anticipated revenue to be recognized in 12 months following new contract activation on a continuing operations basis.
  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related amortization and; stock-based compensation expense. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of revenue in the applicable period. Reconciliations to GAAP gross profit are found in Tables 4, 8 and 10 within this press release.
  Non-GAAP gross margin is a non-GAAP measure that is calculated by dividing non-GAAP gross profit by revenue.
  Non-GAAP income from operations consists of GAAP income (loss) from operations, as reported, and excludes acquisition-related amortization; stock-based compensation expense; and transaction and other costs. Reconciliations to GAAP income (loss) from operations are found in Tables 4 and 8 within this press release.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP income/(loss) from operations, as reported, and adjusts for: depreciation and amortization; asset impairment charges; stock-based compensation expense; and transaction and other costs. Reconciliations to GAAP income/(loss) from operations are found in Tables 5 and 8 within this press release.
  Adjusted EBITDA margin is a non-GAAP measure that is calculated by dividing Adjusted EBITDA by revenue. See the reconciliations in Tables 5 and 8 within this press release with respect to Adjusted EBITDA.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.
  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. consists of GAAP net income/(loss) from continuing operations, as reported, and adds back acquisition-related amortization; stock-based compensation expense; transaction and other costs; and non-cash charges to interest expense and other. Non-GAAP net income also includes a GAAP to non-GAAP tax rate alignment adjustment. Reconciliations to GAAP net income/(loss) attributable to Allscripts Healthcare Solutions, Inc. are found in Table 4 within this press release.
  Non-GAAP diluted weighted shares outstanding consists of diluted weighted shares outstanding, as reported, less the dilutive impact of 0.875% convertible notes due to the intent to settle the principal in cash and shares to be delivered at settlement by the convertible note hedge.
  Non-GAAP diluted earnings per share consist of non-GAAP net income, as defined above, divided by non-GAAP diluted weighted shares outstanding, as defined above, during the applicable period.
  Free cash flow consists of GAAP cash flows from continuing operations in the applicable period, net of capital expenditures and capitalized software costs. Reconciliations to GAAP cash flows from continuing operations are found in Table 6 within this press release.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Transaction and Other Costs. Transaction and other costs relate to certain legal proceedings and investigations, consulting, severance, incentive compensation and other charges incurred in connection with activities that are considered not reflective of our core business. Other costs also include non-cash impairment charges based on management’s assessment of the likelihood of near-term recovery of the investments’ value.

Allscripts excludes transaction and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Asset Impairment Charges. Asset impairment charges reflect non-cash charges related to the write-offs of deferred costs related to our private cloud hosting operations.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the conversion option embedded in the 0.875% Convertible Notes issued by Allscripts during the fourth quarter of 2019. Other includes certain other income and expense and impairments on long-term investments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP gross profit, income from operations, effective income tax rate, net income, diluted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments, transaction, and other costs recorded in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating income, net income, diluted earnings per share, Adjusted EBITDA and/or Adjusted EBITDA margin to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income, diluted earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Contacts

Investors:
Jenny Gelinas
312-506-1237
jenny.gelinas@allscripts.com

Media:
Concetta Rasiarmos
312-447-2466
Concetta.rasiarmos@allscripts.com